Exhibit 3.1

Nuveen farmland reit

CERTIFICATE OF TRUST

THIS IS TO CERTIFY THAT:

FIRST: The undersigned trustee does hereby form a statutory trust pursuant to the Maryland Statutory Trust Act.

SECOND: The name of the statutory trust (the “Trust”) is:

Nuveen Farmland REIT

THIRD: The address of the Trust’s principal office in the State of Maryland is c/o CSC – Lawyers Incorporating Service Company, 7 Saint Paul Street, Suite 820, Baltimore, Maryland 21202.

FOURTH: The name and business address of the Trust’s resident agent are CSC – Lawyers Incorporating Service Company, 7 Saint Paul Street, Suite 820, Baltimore, Maryland 21202.

FIFTH: The undersigned trustee of the Trust acknowledges under the penalties of perjury, that to the best of his knowledge and belief, the facts stated herein are true.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned trustee has signed this Certificate of Trust as of this 18th day of July, 2025.

/s/ R. Martin Davies
Name: R. Martin Davies
Title: Trustee

[Signature Page to Certificate of Trust]